UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement to Proxy Statement for the Annual Meeting

of Stockholders to be Held on August 18, 2022

This Supplement to the Proxy Statement, dated July 7, 2022 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company,” “RMCF,” “we” or “our”), distributed in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2022 Annual Meeting of Stockholders of the Company to be held on Thursday, August 18, 2022, at 10:00 a.m. (Mountain Time) (the “Annual Meeting”) or any adjournments or postponements thereof. Capitalized terms not defined herein are defined in the Proxy Statement.

As discussed in the Proxy Statement under the caption “Potential Payments on Termination or Change in Control,” the occurrence of certain events could result in a change in control under our 2007 Equity Incentive Plan and employment arrangements. As noted in the Proxy Statement, AB Value has notified us of its intention to nominate two individuals for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by the Board.  We are filing this Supplement to provide additional information regarding the effect of the election of either of AB Value’s nominees on awards outstanding under our 2007 Equity Incentive Plan and our employment arrangements.

The election of either of AB Value’s nominees (unless such nominee replaces either Mark Riegel or Sandra Taylor who were nominees of AB Value at the Company’s 2021 annual meeting of stockholders) will constitute a change in control under our 2007 Equity Incentive Plan upon which all of our outstanding unvested stock options and RSUs will immediately vest and become exercisable or payable. As of July 6, 2022, there were 130,945 RSUs and 27,668 stock options outstanding. Assuming the change in control took place on July 6, 2022, the intrinsic value of accelerated vesting of the outstanding stock options and RSUs would have been $871,910. This value is an estimate based on a price of $6.61 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on July 6, 2022.

The election of any of AB Value’s nominees at the Annual Meeting will not constitute a change in control for purposes of the "change in control" severance provisions under our employment agreements with Bryan J. Merryman and Edward L. Dudley.1

1 As a result of the changes in the Board at the Company’s 2021 annual meeting of stockholders which constituted a change in control under our employment agreements with Messrs. Merryman and Dudley, the Company may be liable to each executive for change in control payments contingent upon a triggering termination event, such as the previously-announced retirement notice by Mr. Merryman.

Important Additional Information and Where to Find It

In connection with the Annual Meeting, the Company has filed the Proxy Statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on July 5, 2022 in connection with the solicitation of proxies from stockholders for Annual Meeting. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ RMCF’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. This communication should be read in conjunction with the Proxy Statement and any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’ s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary.

Certain Information Regarding Participants to the Solicitation

RMCF, its directors and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF’s directors and executive officers, is included in RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022, and in the Proxy Statement. Changes to the direct or indirect interests of RMCF’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.